          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. (OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.




                            CORPORATE EXPRESS, INC.

                            4 1/2% CONVERTIBLE NOTE
                                DUE JULY 1, 2000


No. P-1                                                      U.S.$200,000,000.00

CUSIP No.
          ------------------

                         Registered Holder: Cede & Co.

          CORPORATE EXPRESS, INC., a corporation duly organized and existing under the laws of the State of Colorado (the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum (not to exceed Two Hundred Million United States Dollars) shown by the latest entry made in the fourth column of the Schedule of Exchanges attached hereto, on July 1, 2000 and to pay interest thereon, from June 24, 1996, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on January 1 and July 1 in each year (the "Interest Payment Date"), commencing January 1, 1997, at the rate of 4 1/2% per annum, until the principal hereof is due, and at the rate of 4 1/2% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the December 15 or June 15 (whether or not a Business Day) next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Registered Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or transfer to a United States Dollar account (such transfers to be made only to Holders of an aggregate principal amount of Securities in excess of U.S.$5,000,000, provided that such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee with, a bank in the City of New York. Payment of interest on this Security may be made by United States Dollar check drawn on a bank in the City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account (such transfers to be made only to Holders of an aggregate principal amount of Securities in excess of U.S.$5,000,000 provided that such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee with a bank in the City of New York.

          The Company will pay to the Holder of this Security who is not a United States person (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on this Security (including payment on redemption or repurchase), after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

          (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member, shareholder of or possessor of a power over such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, a controlled foreign corporation, a passive foreign investment company, or a foreign private foundation or foreign tax exempt entity for United States tax purposes, or a corporation which accumulates earnings to avoid United States Federal income tax;

          (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

          (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security, if compliance is required by statute or by regulation or ruling of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

          (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on this Security;

          (f) any tax, assessment or other governmental charge imposed as a result of a Person's past or present actual or constructive ownership, including by virtue of the right to convert Securities, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

          (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest on this Security, if such payment can be made without such withholding by any other Paying Agent in Western Europe;

          (h) any tax, assessment or other governmental charge imposed on a Holder that is a partnership or a fiduciary, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of Additional Amounts had the beneficial owner, member, beneficiary or settlor directly received its beneficial or distributive share of payments on this Security;

          (i) any tax, assessment or other governmental charge which would not have been imposed but for the fact that this Security constitutes a "United States real property interest," as defined in Section 897(c)(1) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder, with respect to the beneficial owner of this Security; or

          (j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i).

          For purposes of this Security, "United States" means the United States of America (including the States and the

District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands), and "United States person" is a Person that is, for United States Federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (c) an estate or trust the income of which is subject to United States Federal income taxation regardless of source.

          Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security such mention shall be deemed to include mention of the payment of Additional Amounts payable as described in the second preceding paragraph to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such Security and express mention of the payment of Additional Amounts (if applicable) in any provisions of this Security shall not be construed as excluding Additional Amounts in those provisions of this Security where such express mention is not made.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                   * * * * *

          IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.

Dated:

                                        CORPORATE EXPRESS, INC.

Corporate Seal

                                        By:
                                           ----------------------------
                                             Name:
                                             Title:

Attest:


--------------------------
Name:
Title:

                              REVERSE OF SECURITY

          This Security is one of a duly authorized issue of securities of the Company designated as its "4 1/2% Convertible Notes due July 1, 2000" (the "Securities"), limited in aggregate principal amount to U.S.$325,000,00, issued and to be issued under an Indenture, dated June 24, 1996 (the "Indenture"), between the Company and Bankers Trust Company, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated and delivered. Reference is further made to the Registration Rights Agreement dated June 24, 1996, by and among the Company and Alex. Brown & Sons Incorporated, Donaldson Lufkin & Jenrette Securities Corporation, Montgomery Securities and J.P. Morgan & Co. for additional rights, duties and immunities. Each Holder of any Security or any coupon, whether upon original issuance or upon transfer or assignment thereof, accepts and agrees to be bound by the provisions contained in the Indenture and in the Registration Rights Agreement. The Securities are issuable as Bearer Securities, with interest coupons attached, in the denomination of U.S.$5,000, and as Registered Securities, without coupons, in denominations of (a) U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof if such Registered Securities are Restricted Securities; and (b) U.S.$1,000 and any multiple thereof if such Registered Securities are not Restricted Securities. As provided in the Indenture and subject to certain limitations therein set forth, Registered Securities are exchangeable for a like aggregate principal amount of Registered Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Registered Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the City of New York or at such other offices or agencies as the Company may designate (each, a "Transfer Agent"). The Transfer Agent will then forward such surrendered Registered Securities (together with any payment surrendered therewith) to the Trustee who in turn will issue the new Registered Securities. Bearer Securities may not be issued in exchange for Registered Securities.

          No sinking fund is provided for the Securities. The Securities are subject to redemption at the option of the Company at any time on or after July 1, 1998, in whole or in part, upon not less than 20 nor more than 60 days' notice to the Holders prior to the Redemption Date; provided, however, that until

July 1, 1999 the Securities cannot be redeemed at the option of the Company unless the closing sale price of the Common Stock (determined in accordance with the provisions of Article 12 of this Indenture) for at least 15 out of 30 consecutive Trading Days ending within 20 days before the notice of redemption is first mailed to Holders equalled or exceeded 150% of the then-existing Conversion Price per share of Common Stock. The Redemption Prices (expressed as percentages of the principal amount), beginning July 1 of the years indicated are as follows:

                                                         Redemption
               Period                                       Price
               ------                                   ------------

      7/1/98 through 6/30/1999                            102.250%
      7/1/99 through 6/30/2000                            101.125%

together, in each case, with accrued interest to the Redemption Date, and Securities held by non-United States persons are also redeemable, in whole but not in part, in the circumstances described in the next succeeding paragraph, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date; provided, however, that interest installments on Registered Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          If as a result of a Tax Law Change, the Company has or will become obligated to pay to the Holder of any Security or coupon Additional Amounts, as described in the second paragraph of the face of this Security, and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Tax Affected Securities as a whole, but not in part, upon not less than 20 nor more than 60 days' notice to the Holders prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, and any Additional Amounts then payable; provided, that (i) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Tax Affected Securities then due and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an Opinion of Counsel selected by the Company to the effect that the

Company has or will become obligated to pay such Additional Amounts as a result of such Tax Law Change. The Company's right to redeem the Tax Affected Securities shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have made payments of Additional Amounts specified in such second paragraph.

          In the event of a redemption of the Securities as provided in the two preceding paragraphs, the Company will not be required (a) to register the transfer or exchange of Registered Securities or to exchange Bearer Securities for Registered Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption, (b) to register the transfer or exchange of any Registered Security, or portion thereof, called for redemption, or (c) to exchange any Bearer Security called for redemption; provided, however, that a Bearer Security called for redemption may be exchanged for a Registered Security which is simultaneously surrendered to the Registrar or Transfer Agent making such exchange with written instructions for conversion consistent with the provisions described in Sections 2.5 and 12.2 of the Indenture.

          Notice of redemption will be given by mail to Holders of Registered Securities. Notice to the Holders will be given at least once not less than 20 nor more than 60 days prior to the Redemption Date as provided in the Indenture.

          In any case where the due date for the payment of the principal of, premium, if any, or interest, including Additional Amounts, on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, or interest, including Additional Amounts, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

          Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time prior to maturity, subject to prior redemption or repurchase, to convert this Security into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Price of U.S.$50.00 for each share of Common Stock (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture). The right to convert a Security called for redemption shall terminate at the close of business on the fifth Business Day immediately preceding the Redemption Date for such security. The right of conversion attached to any Security may be exercised by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business of any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date ("Interest Period"), also accompanied by payment in same day funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted (or, if this Security was issued in exchange for a Bearer Security after the close of business on such Record Date, by surrender of one or more coupons relating to such Interest Payment Date or by both payment in such funds and surrender of such coupon or coupons, in either case, in an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted), and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"). In the case of any Security which has been converted after any Record Date but before the next Interest Payment Date, the interest payable on such Interest Payment Date shall be paid to the Holder of such Security on such Record Date. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger or transfer by a holder of the number of shares of Common

Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock is not a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares. No adjustment in the Conversion Price will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

          Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the resale of any such security. "Rule 144A information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

          If a Change in Control occurs, the Holder of this Security shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is an integral multiple of U.S.$1,000) for cash at a Purchase Price equal to 100% of the principal amount thereof plus interest accrued to the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Purchase Price payable in respect of such Security to the extent that such Purchase Price is, was or would be so payable at such time, and express mention of the Purchase Price in any provision of this Security shall not be construed as excluding the Purchase Price in those provisions of this Security when such express mention is not made.

          In the event of redemption, repurchase or conversion of this Security in part only, a new Registered Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.

          If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities and coupons under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of 66-2/3% in principal amount of the Outstanding Securities represented, and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities and coupons, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, or interest hereon (including any Additional Amounts) on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on (including Additional Amounts, as described on the face hereof) this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable on the Security Register upon surrender of a Registered Security (a) at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the City of New York, or (b) subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any Transfer Agent, at the offices of the Transfer Agents described herein or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

          Prior to due presentation of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the principles of conflicts of laws.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

          1. Pursuant to Section 13.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

          2. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________ an amount in cash equal to 100% of the principal amount hereof, plus interest accrued to the Repurchase Date, as provided in the Indenture.


Dated:
       -------------------------                  -----------------------------
                                                  Signature


                                           ---------------------------
                                                  Signature Guaranteed

Principal amount to be repurchased:
                                     ---------------------------------

Remaining principal amount following such repurchase:
                                                       ------------------------

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                             SCHEDULE OF EXCHANGES


            Decrease in            Increase in
            Principal Amount       Principal Amount
            Resulting from         Resulting from       Remaining
            Exchange for           Exchange for         Principal
            Definitive             a Portion            Amount
  Date      Registered             of this              Following
  Made      Securities             Global Note          Such Exchange
  ----      ----------             -----------          -------------


--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------
--------    -------------------    -----------------    -------------